UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 13, 2006

    Congaree Bancshares, Inc.
(Exact name of registrant
as specified in its charter)

South Carolina	333-131931	20-3863936
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3618 Sunset Boulevard, West Columbia, South Carolina       29169
     (Address of principal executive offices)                        (Zip Code)

Registrant's telphone number, including area code:  (803) 461-0165

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        On June 13, 2006, Congaree Bancshares, Inc. (the “Company”), a South Carolina corporation, and its wholly owned subsidiary, Congaree State Bank (in organization), appointed Charlie T. Lovering, Jr. as the Executive Vice President and Chief Financial Officer. The base salary for Mr. Lovering is $105,000. The Company and Mr. Lovering are in the process of formalizing a written agreement, which will be filed by the Company on a Form 8-K upon execution.

        From June 2004 to until May 2006, Mr. Lovering held the positions of senior vice president, chief financial officer and director of operations of CoastalStates Bank in Hilton Head, South Carolina, where he specialized in asset-liability management, financial analysis, community reinvestment, human resources and customer relations. Prior to joining CoastalStates Bank, Mr. Lovering served as the Executive Vice President and Chief Financial Officer of Lowcountry National Bank located in Beaufort, South Carolina from August 1999 to June 2004. He has over 19 years of accounting and financial experience.

        A copy of the press release announcing the appointment of Mr. Lovering is attached hereto as Exhibit 99.1.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

        (c)        Exhibits.

        The following exhibit is filed as part of this report:

Exhibit
Number	Description

Exhibit 99.1	Press Release dated June 14, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONGAREE BANCSHARES, INC.

By: /s/ F. Harvin Ray, Jr. Name: F. Harvin Ray, Jr. Title: Chief Executive Officer

Dated:  June 16, 2006

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